As filed with the Securities and Exchange Commission on May 1, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Burke & Herbert Financial Services Corp.
(Exact name of Registrant as specified in its charter)

Virginia	6022	92-0289417
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
100 S. Fairfax Street
Alexandria, VA 22314
(703) 666-3555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David P. Boyle
President & Chief Executive Officer
Burke & Herbert Financial Services Corp.
100 S. Fairfax Street
Alexandria, VA 22314
(703) 666-3555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory F. Parisi, Esq. Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW Ste 1000 Washington, DC 20004 (202) 274-2950	H. Charles Maddy, III President and Chief Executive Officer Summit Financial Group, Inc. 300 North Main Street Moorefield, WV 26836 (304) 530-1000	Sandra M. Murphy, Esq. Bowles Rice LLP 600 Quarrier Street Charleston, WV 25301 (304) 347-1100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon completion of the merger described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-274810
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)           ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)      ☐
This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
Pursuant to its Registration Statement on Form S-4 (Registration No. 333-274810) (the “Prior Registration Statement”), which was declared effective on October 16, 2023, Burke & Herbert Financial Services Corp., a Virginia corporation (the “Company”) registered an aggregate of 7,399,163 shares of its common stock, $0.50 par value per share (the “Common Stock”) and paid an aggregate fee of $39,061.15. The Company is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional 7,358 shares of Common Stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Reorganization and accompanying Plan of Merger, dated August 24, 2023, by and between the Company and Summit Financial Group, Inc., a West Virginia corporation (“Summit”), due to an increased maximum amount of shares of Summit common stock outstanding at the effective time of the merger related to additional shares of Summit common stock issued since the effectiveness of the Prior Registration Statement.
STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement and filed herewith.
EXHIBIT INDEX
(a) The following exhibits are filled herewith or incorporated herein by reference:

Exhibit No.	Description
5.1*	Opinion of Troutman Pepper Hamilton LLP
23.1*	Consent of Crowe LLP
23.2*	Consent of Yount, Hyde & Barbour, P.C. (for Burke & Herbert)
23.3*	Consent of Yount, Hyde & Barbour, P.C. (Summit)
23.4*	Consent of Troutman Pepper Hamilton LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
107*	Filing Fee Table
*Filed herewith
**Filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-4 (File No. 333-274810), as amended, initially filed with the Securities and Exchange Commission on October 2, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on the 1st day of May, 2024.

Burke & Herbert Financial Services Corp.

By:	/s/ David P. Boyle
Name:	David P. Boyle
Title:	Chairman of the Board, President, & Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of May, 2024.

By:	/s/ David P. Boyle
Name:	David P. Boyle
Title:	Chairman of the Board, President & Chief Executive Officer (Principal Executive Officer)

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Kirtan Parikh
Name:	Kirtan Parikh
Title:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

By:	/s/ Roy E. Halyama*
Name:	Mark G. Anderson
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	Julian F. Barnwell, Jr.
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	Katherine D. Bonnafé
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	E. Hunt Burke
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	James M. Burke
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	Nicolas Carosi III
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	S. Laing Hinson
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	Michael D. Lubeley
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	Shawn P. McLaughlin
Title:	Director

By:	/s/ Roy E. Halyama*
Name:	Jose D. Riojas
Title:	Director
* As Attorney-In-Fact